Exhibit 99.1

FOR IMMEDIATE RELEASE	18444 Highland Road Baton Rouge, Louisiana 70809

EDGEN GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2012 RESULTS

PROVIDES 2013 GUIDANCE

•	Record annual net sales of $2.1 billion for 2012, an increase of 23% from the prior year
•	Annual adjusted EBITDA of $144.9 million for 2012, an increase of 15% from the prior year
•	Q4 2012 net sales increased 10% and adjusted EBITDA increased 5% compared to Q4 2011
•	Q4 2012 adjusted net income of $11.0 million compared to $0.6 million in Q4 2011

BATON ROUGE, LOUISIANA -- March 14, 2013, Edgen Group Inc. (the “Company” or “Edgen Group”) (NYSE: EDG) a leading global distributor of specialized products including steel pipe, valves, plate, and related components to the energy and industrial infrastructure markets, today reported its financial results for the three and twelve months ended December 31, 2012.

“With record net sales in 2012, we are very pleased with our year over year growth given the uncertain global economic conditions throughout 2012,” stated Dan O'Leary, the Company's Chairman and Chief Executive Officer. “Despite the challenging environment, the Company was able to achieve record revenue levels while we focused on completing an IPO, refinancing our debt at more favorable terms and completing two acquisitions to expand our product offering, all of which continue to position the Company for future success.”

Years Ended December 31, 2012 and 2011

•	Net sales increased 23% to a record $2.1 billion from $1.7 billion in 2011.
◦	Net sales from our Energy & Infrastructure ("E&I") segment increased 24% to $1.1 billion compared to $911.6 million in 2011. Gross margins in 2012 and 2011 were 13.4% and 14.8%, respectively.
◦	Net sales from our Oil Country Tubular Goods ("OCTG") segment increased 22% to $929.6 million compared to $763.7 million in 2011. Gross margins in 2012 and 2011 were 9.6% and 10.0%, respectively.
•	SG&A expenses in 2012 and 2011 were 5.0% and 5.4%, respectively, of net sales.
◦

Exclusive of a $3.0 million non-cash charge related to equity based compensation expense associated with the acceleration of certain equity based awards in the second quarter of 2012, SG&A expenses were 4.9% of net sales and reflect effective cost control for 2012.

•

Net loss of $(43.4) million in 2012, as compared to a net loss of $(4.2) million in 2011, includes a loss on prepayment of debt of $71.7 million pre-tax ($69.2 million after tax) as well as other charges as reconciled in the tables below. Excluding charges, adjusted net income (loss) was $29.3 million in 2012, compared to $(3.4) million in 2011.

•	Adjusted EBITDA increased 15%, to $144.9 million in 2012 compared to $125.5 million in 2011.
•

Sales backlog from our E&I segment decreased to $248.0 million at December 31, 2012 from $353.0 million at December 31, 2011. The decline in sales backlog reflects a slowdown in new bookings late in the year as many of our customers chose to delay capital spending initiatives due to uncertainty in commodity prices, global consumer demand for energy, particularly in Europe and emerging markets and fiscal cliff negotiations in the U.S.

Three Months Ended December 31, 2012 and 2011

•	Net sales increased 10% to $522.1 million from $475.9 million in 2011.
◦	Net sales from our E&I segment increased 16% to $301.0 million compared to $258.7 million in 2011. Gross margins in 2012 and 2011 were 12.5% and 13.4%, respectively.
◦	Net sales from our OCTG segment increased 2% to $221.1 million compared to $217.2 million in 2011. Gross margins in 2012 and 2011 were 9.9% and 9.5%, respectively.
•	Selling, general and administrative ("SG&A") expenses in 2012 and 2011 were 5.1% and 5.0%, respectively, of net sales.
•

Net loss of $(44.1) million in 2012, as compared to a net loss of $(0.2) million in 2011, includes a loss on prepayment of debt of $54.7 million pre-tax ($54.4 million after tax) as well as other charges as reconciled in the tables below. Excluding charges, adjusted net income was $11.0 million in 2012 compared to $0.6 million in 2011.

•	Adjusted EBITDA increased 5% to $34.6 million compared to $33.0 million in 2011.

Dan O'Leary stated, “We believe the softness in E&I sales bookings experienced late in the fourth quarter of 2012 and early 2013 will result in a slower first half of 2013 compared to a year ago, but the second half of the year should support another year of sales growth. We expect a competitive environment across all end-markets along with continued pricing pressure for the products we distribute, particularly within the OCTG segment.”

2013 Guidance

•	Net sales for our segments are anticipated to be as follows:
◦	E&I segment - range of $1.2 billion to $1.3 billion
◦	OCTG segment - range of $0.8 billion to $0.9 billion
•	Adjusted EBITDA is anticipated to be in the range of $142 million to $152 million.

Conference Call

Edgen Group management will host a webcast and conference call to discuss these financial results on Friday, March 15, 2013 at 11:00 a.m. Eastern Daylight Time (10:00 a.m. Central Daylight Time). To access the conference call live over the internet, please log onto Edgen Group's website, http://www.edgengroup.com, and go to the “Investor Relations” webpage at least fifteen minutes prior to the start time to register, download and install any necessary software. To participate in the conference call, interested parties in the United States may dial 1-888-317-6016 and international parties may dial 1-412-317-6016. To access the conference call, please call at least ten minutes prior to the start time.

For those who are unable to listen to the live call, a replay will be available by dialing 1-877-344-7529 (United States) and 1-412-317-0088 (International) and using the conference number 10024937. A replay of the conference call will also be available at Edgen Group's website for 90 days following the date the webcast is posted.

About Edgen Group

Edgen Group is a leading global distributor of specialized products and services to the energy sector and industrial infrastructure markets, including steel pipe, valves, quenched and tempered and high yield heavy plate and related components. Edgen Group is headquartered in Baton Rouge, Louisiana. Additional information is available at www.edgengroup.com.

Forward-Looking Statements Disclaimer

This press release contains, and during the conference call referenced in this press release we may make, forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements about our business strategy, expected future success, expected future growth and all statements under the "2013 Guidance" heading above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements. Our historical financial information, and the risks and other important factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition, are contained in our filings with the Securities and Exchange Commission (“SEC”), including our prospectus filed with the SEC on April 27, 2012 and in our subsequent filings with the SEC made prior to or after the date hereof. We undertake no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Investor inquiries:

Erika Fortenberry, 225-756-9868

Director of Investor Relations

EDGEN GROUP INC.

COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except shares outstanding and per share data)

	Three months ended December 31,		Years ended December 31,
	2012	2011	2012		2011
NET SALES	$522,084	$475,927	$2,059,037		$1,675,209
OPERATING EXPENSES:
Cost of sales (exclusive of depreciation and amortization shown below)	462,587	420,752	1,817,773		1,464,268
Selling, general and administrative expense	26,430	24,005	103,036		90,966
Depreciation and amortization expense	7,992	8,830	32,023		35,611
Total operating expenses	497,009	453,587	1,952,832		1,590,845
INCOME (LOSS) FROM OPERATIONS	25,075	22,340	106,205		84,364
OTHER INCOME (EXPENSE):
Other income (expense)- net	68	121	177		1,978
Loss on prepayment of debt	(54,724)	—	(71,729)		—
Interest expense - net	(15,711)	(21,963)	(75,610)		(86,480)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	(45,292)	498	(40,957)		(138)
INCOME TAX EXPENSE (BENEFIT)	(1,188)	773	2,486		4,088
NET INCOME (LOSS)	$(44,104)	$(275)	$(43,443)		$(4,226)

NET INCOME (LOSS) ATTRIBUTABLE TO:
Predecessor	$—	$(337)	$4,858		$(4,514)
Non-controlling interest	(24,930)	62	(26,938)		288
Edgen Group Inc.	(19,174)	—	(21,363	)*	—

EARNINGS (LOSS) PER SHARE OF CLASS A COMMON STOCK ATTRIBUTABLE TO EDGEN GROUP INC.:
Basic	$(1.07)	N/A	$(1.21	)*	N/A
Diluted	(1.07)	N/A	(1.21	)*	N/A

WEIGHTED AVERAGE SHARES OF CLASS A COMMON STOCK OUTSTANDING:
Basic	17,840,074	N/A	17,656,656	*	N/A
Diluted	17,840,074	N/A	17,656,656	*	N/A

* Edgen Group Inc. did not have any assets or operations, nor did it have any common stock outstanding prior to the IPO and the Reorganization. Accordingly, the net income (loss) attributable to Edgen Group Inc., earnings (loss) per share of Class A common stock attributable to Edgen Group Inc. and weighted average shares of Class A common stock outstanding shown are for the period from May 2, 2012 to December 31, 2012 (the period since the IPO and the Reorganization).

EDGEN GROUP INC.

COMBINED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	December 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$29,729	$26,269
Accounts receivable - net	266,365	261,155
Inventory - net	388,204	339,371
Income tax receivable	1,067	1,209
Deferred tax asset	8	209
Prepaid expenses and other current assets	7,574	9,025
Total current assets	692,947	637,238
PROPERTY, PLANT AND EQUIPMENT - NET	46,834	46,647
GOODWILL	36,590	22,965
DEFERRED TAX ASSET	4,812	1,044
OTHER INTANGIBLE ASSETS - NET	158,880	172,036
OTHER ASSETS	21,069	20,810
TOTAL ASSETS	$961,132	$900,740

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
Managed cash overdrafts	$4,593	$6,488
Accounts payable	202,607	223,428
Income tax payable	7,707	4,307
Deferred revenue	8,016	5,139
Accrued interest payable	9,866	26,982
Current portion of long term debt and capital lease	2,822	19,244
Deferred tax liability	1,953	991
Accrued expenses and other current liabilities	29,298	21,350
Total current liabilities	266,862	307,929
DEFERRED TAX LIABILITY	5,314	4,544
OTHER LONG TERM LIABILITIES	3,109	783
REVOLVING CREDIT FACILITIES	56,894	37,523
LONG TERM DEBT AND CAPITAL LEASE	602,551	627,078
Total liabilities	934,730	977,857
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $0.0001 par value, 40,000,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.0001 par value, 435,656,862 shares authorized; 18,196,062 shares issued and outstanding at December 31, 2012	2	—
Class B common stock, $0.0001 par value, 24,343,138 shares authorized, issued and outstanding at December 31, 2012	2	—
Additional paid in capital	162,901	—
Retained deficit	(49,685)	—
Accumulated other comprehensive loss	(9,294)	—
Total stockholders' equity	103,926	—
PREDECESSOR NET DEFICIT:
Net deficit	—	(51,799)
Accumulated other comprehensive loss	—	(25,648)
Total predecessor net deficit	—	(77,447)
NON-CONTROLLING INTEREST	(77,524)	330
Total equity (deficit)	26,402	(77,117)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$961,132	$900,740

EDGEN GROUP INC.

COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

 (In thousands)

	Years ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(43,443)	$(4,226)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	32,023	35,611
Amortization of deferred financing costs	4,564	5,048
Amortization of discount on long term debt	1,163	1,205
Non-cash accrual of interest on Seller Note	3,141	3,843
Loss on prepayment of debt	71,729	—
Equity-based compensation expense	5,439	2,632
Unrealized (gain) loss on derivative instruments	729	497
Allowance for doubtful accounts	1,028	380
Provision for inventory allowances and write downs	4,249	1,251
Deferred income tax benefit	(4,694)	(1,251)
Loss (gain) on foreign currency transactions	(293)	456
Gain on sale of property, plant and equipment	(54)	(996)
Changes in operating assets and liabilities:
Accounts receivable	(1,556)	(108,362)
Inventory	(46,843)	(104,005)
Prepaid expenses and other current assets	613	(2,160)
Accounts payable	(31,193)	107,259
Accrued expenses, other current liabilities and deferred revenue	(6,893)	8,631
Income tax payable	2,857	2,463
Income tax receivable	164	18,365
Other	84	49
Net cash provided by (used in) operating activities	(7,186)	(33,310)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses, net of cash acquired	(21,765)	—
Purchases of property, plant and equipment	(3,508)	(2,998)
Proceeds from the sale of property, plant and equipment	101	6,291
Net cash provided by (used in) investing activities	(25,172)	3,293
CASH FLOWS FROM FINANCING ACTIVITIES:
Gross proceeds from issuance of Class A common stock in initial public offering	153,862	—
Initial public offering costs	(4,574)	—
Proceeds from issuance of other long term debt	7,000	—
Proceeds from issuance of 2020 Notes	536,139	—
Repayment of 2015 Notes	(506,819)	—
Repayment of BL term loan	(125,322)	—
Repayment of portion of Seller Note	(10,745)	—
Other principal payments on long term debt and capital lease	(625)	(7,411)
Deferred financing costs	(20,468)	(1,309)
Distributions to owners of Predecessor	(8,605)	(5,076)
Distributions to owners	(3,701)	—
Loan payable to EM II LP	1,549	—
Proceeds from revolving credit facilities	870,484	324,267
Payments to revolving credit facilities	(851,120)	(320,744)
Managed cash overdraft	(1,882)	4,809
Net cash provided by (used in) financing activities	35,173	(5,464)
Effect of exchange rate changes on cash and cash equivalents	645	(1,114)
NET CHANGE IN CASH AND CASH EQUIVALENTS	3,460	(36,595)
CASH AND CASH EQUIVALENTS - beginning of period	26,269	62,864
CASH AND CASH EQUIVALENTS - end of period	$29,729	$26,269

EDGEN GROUP INC.

COMBINED CONSOLIDATED SEGMENT INFORMATION (UNAUDITED)

 (In millions)

	Three months ended December 31,		Years ended December 31,
	2012	2011	2012	2011
Net sales:
E&I	$301.0	$258.7	$1,129.7	$911.6
OCTG	221.1	217.2	929.6	763.7
Intersegment sales	—	—	(0.3)	(0.1)
Total net sales	$522.1	$475.9	$2,059.0	$1,675.2
Intersegment net sales:
E&I	$—	$—	$0.2	$—
OCTG	—	—	0.1	0.1
Total intersegment net sales	$—	$—	$0.3	$0.1
Selling, general and administrative expense:
E&I	$19.6	$17.0	$70.7	$66.6
OCTG	3.3	3.9	17.7	13.9
Corporate	3.5	3.1	14.6	10.4
Total selling, general and administrative expense	$26.4	$24.0	$103.0	$90.9
Depreciation:
E&I	$1.3	$1.3	$5.1	$5.5
OCTG	—	—	0.1	0.1
Corporate	—	—	—	—
Total depreciation	$1.3	$1.3	$5.2	$5.6
Amortization:
E&I	$3.1	$3.9	$12.4	$15.6
OCTG	3.6	3.6	14.4	14.4
Corporate	—	—	—	—
Total amortization	$6.7	$7.5	$26.8	$30.0
Income from operations:
E&I	$13.7	$12.9	$63.5	$46.8
OCTG	15.0	12.5	57.3	48.0
Corporate	(3.6)	(3.1)	(14.6)	(10.4)
Total income from operations	$25.1	$22.3	$106.2	$84.4

	December 31, 2012	December 31, 2011
Assets:
E&I	$584.0	$537.9
OCTG	373.1	362.8
Corporate	4.0	—
Total assets	$961.1	$900.7

EDGEN GROUP INC.

SUPPLEMENTAL INFORMATION (UNAUDITED)

Adjusted EBITDA

(In millions)

The table below provides a reconciliation of GAAP net income (loss) to non-GAAP EBITDA and adjusted EBITDA for the periods indicated.

	Three months ended December 31,		Years ended December 31,
	2012	2011	2012	2011
NET INCOME (LOSS)	$(44.1)	$(0.2)	$(43.4)	$(4.2)
Income tax expense (benefit)	(1.2)	0.8	2.5	4.1
Interest expense - net	15.8	22.0	75.6	86.5
Depreciation and amortization expense	8.0	8.8	32.0	35.6
EBITDA	(21.5)	31.4	66.7	122.0
Transaction costs (1)	0.9	0.9	1.1	0.9
Loss on prepayment of debt (2)	54.7	—	71.7	—
Equity-based compensation (3)	0.5	0.7	5.4	2.6
ADJUSTED EBITDA	$34.6	$33.0	$144.9	$125.5

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share

(In millions, except shares outstanding and per share data)

The table below provides a reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss) and adjusted earnings (loss) per share.

	Three months ended December 31,		Years ended December 31,
	2012	2011	2012		2011
NET INCOME (LOSS)	$(44.1)	$(0.2)	$(43.4)		$(4.2)
Transaction costs, net of tax (1)	0.7	0.8	0.9		0.8
Loss on prepayment of debt, net of tax (2)	54.4	—	69.2		—
Equity-based compensation acceleration charges, net of tax (4)	—	—	2.6		—
ADJUSTED NET INCOME (LOSS)	$11.0	$0.6	$29.3		$(3.4)

ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO:
Predecessor (5)	—	0.5	4.9		(3.7)
Non-controlling interest	7.0	0.1	16.6		0.3
Edgen Group Inc. (5)	4.0	—	7.8	*	—

ADJUSTED EARNINGS (LOSS) PER SHARE OF CLASS A COMMON STOCK ATTRIBUTABLE TO EDGEN GROUP INC.:
Basic	$0.22	N/A	$0.44	*	N/A
Diluted	$0.22	N/A	$0.43	*	N/A

WEIGHTED AVERAGE SHARES OF CLASS A COMMON STOCK OUTSTANDING:
Basic	17,840,074	N/A	17,656,656	*	N/A
Diluted (6)	18,170,356	N/A	18,162,532	*	N/A

* Edgen Group Inc. did not have any assets or operations, nor did it have any common stock outstanding prior to the IPO and the Reorganization. Accordingly, the adjusted net income (loss) attributable to Edgen Group Inc., adjusted earnings (loss) per share of Class A common stock attributable to Edgen Group Inc. and weighted average shares of Class A common stock outstanding shown are for the period from May 2, 2012 to December 31, 2012 (the period since the IPO and the Reorganization).

(1) Transaction costs for the three months and year ended December 31, 2012 represent certain acquisition, debt and IPO related costs expensed during those periods. Transaction costs for the three months and year ended December 31, 2011 include costs associated with the filing of a registration statement related to our IPO expensed during the period.

(2) Includes prepayment penalties and the expensing of previously deferred debt issuance costs and unamortized discounts associated with certain indebtedness repaid during the periods indicated.

(3) Reflects non-cash compensation expense related to the issuance of equity-based awards. For the year ended December 31, 2012, the amount also includes a non-cash charge of $3.0 million related to equity-based compensation expense associated with the acceleration of the vesting period for certain equity-based awards previously granted to certain employees within our OCTG segment.

(4) Represents a non-cash charge related to equity-based compensation expense associated with the acceleration of the vesting period for certain equity-based awards previously granted to certain employees within our OCTG segment.

(5) Prior to our IPO and Reorganization on May 2, 2012, all income (loss) generated from our operations was allocated to the Predecessor. Because we historically operated as a series of related partnerships and limited liability companies and there was no single capital structure upon which to calculate historical earnings per share information, we have not provided a calculation of adjusted earnings (loss) per share for periods prior to the IPO and the Reorganization.

(6) Diluted weighted average shares of Class A common stock outstanding include Class A unvested restricted shares and Class A options (vested and unvested), as they were dilutive for the presented periods after adjusting net income (loss) for the items noted above.

Use of Non-GAAP Financial Measures

We have included certain non-GAAP measures in this press release because we believe they represent an effective supplemental means by which to measure our operating performance. We use EBITDA and adjusted EBITDA in our business operations to, among other things, evaluate the performance of our operating segments, develop budgets and measure our performance against those budgets, determine employee bonuses and evaluate our cash flows in terms of cash needs. We find these measures to be useful tools to assist us in evaluating financial performance because they eliminate items related to capital structure, taxes and certain non-cash charges. We believe that adjusted EBITDA, adjusted net income (loss) and adjusted earnings (loss) per share, in addition to GAAP financial measures, are useful to investors as they enable us and our investors to evaluate and compare our results from operations in a more meaningful and consistent manner by excluding specific items which are not reflective of ongoing operating results.

We define EBITDA as net income (loss), plus interest expense, provision for income taxes, depreciation and amortization expense. We define adjusted EBITDA as EBITDA plus certain transaction costs, loss on prepayment of debt and equity-based compensation. We define adjusted net income (loss) as net income (loss) plus certain transaction costs, loss on prepayment of debt and equity-based compensation acceleration charges. Adjusted earnings (loss) per share consists of adjusted net income (loss) divided by the weighted average number of our Class A common stock outstanding, giving effect to the dilutive impact of stock options and restricted stock awards.

These Non-GAAP measures, as calculated by us, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these Non-GAAP measures have material limitations as analytical tools, are not a measure of financial performance or liquidity under GAAP and should not be considered in isolation of, as an alternative to or superior to GAAP measures such as net income, operating income, net cash flow provided by operating activities or any other measure of financial performance or liquidity calculated and presented in accordance with GAAP.